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Exhibit 21.1

SUBSIDIARIES

  Centennial Resource Production, LLC
  Centennial Resource Management, LLC
  Atlantic Exploration, LLC
  Centennial Crude Gathering, LLC

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  Exhibit 21.1
SUBSIDIARIES